UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8 - K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report : May 1, 2014

                                       “Creating Wealth Together”

CN RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-167804	N/A
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
255 Duncan Mill Road, Suite 203 Toronto, Ontario, Canada M3B 3H9
(Address of principal executive offices, including zip code)

416-510-2991
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4 (c ))

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On May 1, 2014, the Company increased its size of the Board of Directors from one to three directors and appointed Jenny Wang and Rose Huang to fill the newly created directorship, effective immediately. Ms. Jenny Wang and Ms. Rose Huang are appointed as Directors with no specific terms of expiring date. Both Ms. Wang and Ms. Huang are expected to stand for election from time to time. It has not been determined which, if any, board committees on which Ms. Wang and Ms. Huang will serve. Ms. Wang is a Principal of the Company’s new Controlling Shareholder. Ms. Huang is unrelated to Ms. Wang or the Company’s new Controlling Shareholder. The Company is not aware of any transaction in which Ms. Huang has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Company does not have an annual compensation plan for its Directors and Officers at present time. The Company may establish a compensation plan in the future for its Directors, Senior Officers and key employees.

SIGNATURE

CN Resources Inc.

Date: May 1, 2014	By:	/s/ Oliver Xing
Oliver Xing
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary/Treasurer and member of the Board of Directors